EXHIBIT 4.2

                                                          Dated: August 16, 1996


                             STOCK PURCHASE WARRANT
                             ----------------------
                 Warrant to Purchase Shares of the Common Stock,
                             of PerArdua Corporation


         For value received, PerArdua Corporation, a Missouri corporation (the "Company"), hereby grants to 900 Front Street Partners the right to purchase (subject to the provisions of this Warrant) up to 13,396 shares of the Company's Common Stock, par value $0.001 per share (the "Stock"), at a purchase price of Ten Dollars ($10.00) per share (the "Exercise Price").

         The number of shares of Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Stock may be adjusted periodically as hereinafter set forth. The shares of Stock deliverable upon such exercise of this Warrant are hereinafter sometimes referred to as the "Warrant Stock", and the purchase price per share of Stock in effect at any time is hereinafter sometimes referred to as the "Exercise Price". The term "Warrant", as used herein, shall include this Warrant and any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged.

         (a)  Exercise of Warrant.

         On the terms and subject to the conditions herein set forth, the holder shall have the right to exercise this Warrant in whole or in part at any time or from time to time following the FDA Approval Date, as defined hereafter, until 5:00 p.m. Local Time on June 30, 2006, by presentation and surrender hereof to the Company together with the Purchase Form attached hereto duly executed, and accompanied by payment of the Exercise Price for the number of shares specified in such Purchase Form, together with all federal and state taxes, if any, applicable upon such exercise. The "FDA Approval Date" means the date on which approval by the Food and Drug Administration is given permitting the public sale of any products developed from or in connection with the Assets, as defined in that certain Option and Asset Purchase Agreement between the Company and PerArdua Investors, L.P., dated of even date herewith.

         If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder on the terms specified herein. Upon receipt by the Company of this Warrant in proper form for exercise and payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Stock shall not then be actually delivered to the Holder.








         (2) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Purchase Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                    Y (A - B)
                               X = -----------
                                        A


         Where X = the number of shares of Common Stock to be issued to the holder

                           Y = the number of shares of Common Stock  purchasable
                               under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                           A = the  fair  market  value  of  one  share  of  the
                               Company's Common Stock (at the date of such calculation)

                           B = Exercise  Price (as  adjusted to the date of such
                               calculation)

For purposes of the above calculation, fair market value (the "Fair Market Value") of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of the Common Stock, the fair market value per share shall be the per share offering price to the public of the Company's initial public offering.


         (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of its Stock as shall be required for issuance or delivery upon exercise.

         (c) Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current Fair Market Value of a share of Stock.

         (d) Exchange, Loss or Mutilation of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof at the office of the Company, for other Warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Stock purchasable hereunder. Upon receipt by the Company of evidence satisfactory to it of the loss, theft or destruction of this Warrant, and of reasonably satisfactory indemnification, and if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant with identical terms, conditions and date.

         (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         (f) Restrictions on Transfer.

               (1) This Warrant shall not be exercisable and/or transferrable and the Warrant Stock shall not be transferrable except upon the conditions specified in this Section (f), which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act of 1933 (the "Securities Act") in respect of the exercise and/or transfer of such Warrant and/or transfer of such Warrant Stock.

               (2) This Warrant shall not be exercisable and/or transferrable and the Warrant Stock shall not be transferrable unless, prior to any exercise or transfer, the Company shall receive from the holder of the Warrant or such Warrant Stock, and/or the transferee thereof, as the case may be, a written notice stating that such person is aware that Warrant and/or the Warrant Stock have not been registered under the Securities Act and that such person is acquiring the Warrant and/or Warrant Stock for investment only and not with the view to the disposition or public offering thereof (otherwise than an offering registered under the Securities Act) and that such person is aware that the certificates representing the Warrant Stock shall bear a legend restricting re-transfer and disposition thereof in accordance with the Securities Act unless, in the opinion of counsel to the Company, such legend may be omitted. This Warrant shall not be transferrable unless it has been registered under applicable securities laws or unless there is, in the reasonable opinion of counsel to the Company, an available exemption from such registration requirement.

         (g) Registration under Securities Act.

               (1) For a period beginning June 30, 1997 and ending June 30, 2006 (the "Piggyback Rights Period"), if the Company proposes to file a registration statement (the "Registration Statement") for registration of any shares of Common Stock under the Securities Act other than a registration relating solely to an employee benefits plan or a corporate reorganization or other transaction under Rule 145 or a registration on any form that does not permit secondary sales, the Company will:

                    (i) Give written notice of such intention to the holder of a Warrant or Warrant Stock (a "Holder", and together with other holders of Warrants and Warrant Stock dated of even date herewith, the "Holders") at least thirty (30) days prior to the proposed filing date; and

                    (ii) Use its best efforts to include in such registration the number of shares of the Holder's Warrant Stock (the "Registrable Securities") specified in a notice received by the Company within twenty (20) days of the date of the notice specified in (i) above is mailed or delivered to the Holder.

Notwithstanding the foregoing, if in any firmly underwritten public offering the managing underwriter thereof determines that any of the Registrable Securities of the Holders and any other holders of registration rights must be excluded from the registration as a result of marketing factors, which determination shall be given in writing, the number of shares of Registrable Securities owned by the Holders to be included in the offering shall be allocated among the Holders and any other holders of registration rights pro rata in accordance with the number of shares of Common Stock requested to be included in such registration.

               (2) If and whenever the Company is required by the provisions of this Section to use its best efforts to include any Registrable Securities in any registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible and at its sole cost and expense:

                    (i) cause any registration statement filed to become and remain effective until all of the Registrable Securities are sold, but not for any period longer than nine months;

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement whenever the Holders shall desire to dispose of the same;

                    (iii) furnish to each Holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request in order to facilitate the disposition of the securities owned by such Holder; and

                    (iv) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall request and use its best efforts to do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdiction of the securities owned by such Holder.

                    (v)  cause  all  such  Registrable   Securities   registered
         pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                    (vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (3) The Company shall pay all expenses incurred by it in complying with this Section (g) (including without limitation all registration and filing fees, printing expenses and fees and disbursements of counsel for the Company) but not the fees and disbursements of counsel for the Holders.

               (4) In the event of any registration of any of its securities under the Securities Act pursuant to this Section, the Company will indemnify and hold harmless the Holder of such securities and each other person, if any, who controls such Holder within the meaning of the Securities Act and each other person who participates in the offering of such securities, against any expenses, losses, claims, damages or liabilities, joint or several, to which such Holder or controlling person or participating person may become subject under the Securities Act or otherwise, in so far as such expenses, losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any qualification or registration statement under which such securities were registered under the Securities Act or qualified under any applicable state securities law, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or any document incident to any such registration or qualification (collectively the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation of the Securities Act or State securities law or any other regulation thereunder in connection with any registration, qualification or compliance, and will reimburse such Holder and each such controlling person or participating person for any legal or any other expenses reasonably incurred by such Holder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically for use in the preparation thereof. Each Holder shall, upon the receipt of notice of the commencement of any action against such Holder or against any such controlling person or participating person, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Subsection (g)(4), promptly notify the Company in writing of the commencement thereof. The omission of such Holder so to notify the Company of any such action shall not relieve the Company from any liability which the Company may have to such Holder or such controlling person or participating person on account of the indemnity agreement contained in this Section to the extent such failure is not prejudicial. In case any such action shall be brought against any Holder or any such controlling person or participating person and such Holder shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that the Company shall wish, to direct) the defense thereof at the Company's own expense, in which event the defense shall be conducted by recognized counsel chosen by the Company and reasonably satisfactory to the Holder. In the event of any registration by the Company of any of its securities under the Securities Act pursuant to this Section, the Holder of the securities so registered will indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of the Securities Act and each officer and director of the Company and the other Holders to the same extent that the Company agrees to indemnify it, but only with respect to the written information relating to such Holder furnished to the Company by such Holder as aforesaid. Notwithstanding the foregoing, in no event shall any indemnity by the Holder exceed the gross proceeds from the sale of Registrable Securities received by such Holder in the Offering.

         (h) Anti-Dilution Provisions.

               (1) In the event the Company shall (i) pay a dividend in shares of Stock, or make a distribution in shares of Stock, (ii) subdivide its outstanding shares of Stock, (iii) combine its outstanding shares of Stock into a smaller number of shares of Stock or (iv) issue by reclassification of its shares of Stock other securities of the Company, the number of shares of purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares of Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any such event or any record date with respect thereto if such Holder had exercised such Warrant immediately prior to such event or record date. An adjustment made pursuant to this Subsection (h)(1) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (2) Whenever the number of shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

               (3) No adjustment in the number of shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one (1%) percent in the number of shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this Subsection (h)(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               (4) For the purpose of this section,  the term "Stock" shall mean
(i) any class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this section, the Holders of a Warrant or Warrants shall become entitled to purchase any shares of the Company other than shares of Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Stock contained in Subsection (h)(1) through (4), inclusive, above.

               (5) Merger, Sale of Assets, Etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entity to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, merger, sale or transfer, all subject to further adjustment as provided in this Section (h). The foregoing provisions of this Section (h)(7) shall similarly apply to successive reorganizations, consolidations, mergers, sales and




                                       7



transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         (i) Officer's Certificate. Whenever the number of shares purchasable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions of Section (h) hereof, the Company shall forthwith cause a certificate executed by its Chief Financial Officer showing the number of shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment, determined as herein provided, and setting forth in reasonable detail the facts requiring such adjustment to be mailed to the Holder of this Warrant.

         (j) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Stock or (ii) if the Company shall offer to the holders of Stock for subscription or purchase by them any shares of Stock of any class or any other rights or (iii) if any capital reorganization of the company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least twenty-one (21) days prior to the date specified in (A) or (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for purpose of such dividend, distribution or rights, or
(B) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, as of which the holders of Stock of record shall be entitled to exchange their shares of Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         (k) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Missouri.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the duly authorized officer of the Company as of the date first written above.



                                        8




                                                   PERARDUA CORPORATION


                                                By:
                                                   -----------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------



ATTEST:


---------------------------
Samuel P. Sears, Jr., Secretary




                                       9




                                  PURCHASE FORM

                                                     DATED:______________, 19___

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______________ shares of Common Stock and hereby makes payment of $_______________ in payment of the actual exercise price thereof, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and, if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:


                                            Signed:
                                                   -----------------------------
                                            Address:
                                                    ----------------------------

                                                    ----------------------------

                                            Social Security
                                            or Federal Tax
                                            I.D. #
                                                       -------------------------




                                       10